UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2022

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 5.01.	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2022, the Compensation Committee of the Board of Directors of Beam Global (the “Company”) recommended, and the Board of Directors of the Company approved, a one-time grant of 142,500 restricted stock units (“RSUs”) and a target number of 142,500 performance restricted stock units (“PRSUs”) to the Company’s chief executive officer, Desmond Wheatley, under the Company’s 2021 Equity Incentive Plan (the “Plan”).

The RSUs were granted to Mr. Wheatley as compensation, and the PRSUs were granted to further incentivize and align Mr. Wheatley’s interest with the shareholders of the Company. 71,250 of the RSUs were fully vested upon the grant date. Subject to Mr. Wheatley’s continued employment with the Company, 35,625 of the remaining RSUs will vest on each of February 1, 2024 and February 1, 2025. Each RSU represents the right to received either one share of the Company’s common stock (or the cash equivalent of one share) upon the vesting of the RSUs. The RSUs will vest immediately following Mr. Wheatley’s death or disability and will be subject to accelerated vesting if Mr. Wheatley is terminated without Cause (as defined in the Plan) or resigns for good reason.

The number of PRSUs earned by Mr. Wheatley will be determined by the Company based on its corporate performance during the three-year period ending December 31, 2024 (the “Determination Date”). The PRSUs are subject to two performance factors: cumulative revenue and average gross margin. The actual number of PRSUs earned (i) will be determined as a percentage of the Target Number, (ii) may range from 0% to 150% of Target Number, and (iii) will be based on the weighted sum of the payout percentages for each performance factor, with the weighting and payout scale for each performance factor set forth in the table below:

Performance Factor	Cumulative Revenue		Average Gross Margin
Weighting	75%		25%
	$	Payout percentage for this component	%	Payout percentage for this component
Maximum	$120,000,000	150%	5%	150%
Target	$105,000,000	100%	4%	100%
Threshold	$90,000,000	75%	3%	75%
Below Threshold	<$90,000,000	0%	<3%	0%

No PRSUs will be earned for performance below threshold. The PRSUs provide that if Mr. Wheatley is terminated by the Company without Cause (as defined in the Plan), or for good reason, the PRSUs will remain outstanding and a pro-rata portion of the PRSUs may be earned and vested on the Determination Date based on actual performance for the full performance period. The pro-rata portion will be determined by multiplying the number of PRSUs otherwise earned by a fraction, the numerator is the number of days transpired in the performance period prior to termination, and the denominator of which is the number of days in the full 3-year performance period (1095).

The foregoing summary of the RSUs and PSRUs are qualified in their entirety by the full text of the award agreements attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Restricted Stock Unit Award Agreement for Desmond Wheatley dated November 10, 2022
10.2	Performance Stock Unit Award Agreement for Desmond Wheatley dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: November 17, 2022	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer

3